Exhibit 15

August 5, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Ford Motor Credit Company LLC Registration Statement No. 333-168720 and 333-159107 on Form S-3

Commissioners:

We are aware that our report dated August 5, 2011 on our review of interim financial information of Ford Motor Credit Company LLC (the “Company”) for the three-month and six-month periods ended June 30, 2011 and June 30, 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 is incorporated by reference in its aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan